EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Energy Partners, Ltd.:

We consent to the use of our reports dated February 22, 2006 with respect to the consolidated financial statements and the related financial statement schedule, management’s assesssment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP

New Orleans, Louisiana
May 8, 2006